                                                               EXECUTION VERSION

                               U.S. $1,450,000,000

                           CRUSADE MANAGEMENT LIMITED

                       CRUSADE GLOBAL TRUST NO. 1 of 2007

                          U.S. $1,450,000,000 Class A-1

                       Mortgage Backed Floating Rate Notes

                             UNDERWRITING AGREEMENT

                                                                   March 8, 2007

Credit Suisse Securities (USA) LLC
   As Representative of the several
   Underwriters Listed in Schedule A
Eleven Madison Avenue
New York, New York 10010
UNITED STATES OF AMERICA

Dear Sirs:

     1. Introductory. Perpetual Trustees Consolidated Limited (ABN 81 004 029
     841), a limited liability public company under the Corporations Act of
     Australia in its capacity as trustee of the Crusade Global Trust No. 1 of
     2007 (the "ISSUER TRUSTEE") at the direction of Crusade Management Limited
     (ABN 90 072 715 916), as manager (the "TRUST MANAGER") of Crusade Global
     Trust No. 1 of 2007 (the "TRUST") proposes to sell to the several
     Underwriters listed in Schedule A hereto (the "UNDERWRITERS"), for whom you are acting as representative (the "REPRESENTATIVE"), U.S. $1,450,000,000 principal amount of Class A-1 Mortgage Backed Floating Rate Notes (the
     "CLASS A-1 NOTES") issued by the Trust. The Trust will also at the same time issue its (euro)600,000,000 Class A-2 Mortgage Backed Floating Rate
     Notes, its A$700,000,000 Class A-3 Mortgage Backed Floating Rate Notes, its
     A$64,600,000 Class B Notes and its A$29,500,000 Class C Mortgage Backed
     Floating Rate Notes (collectively, the "OTHER NOTES" and together with the
     Class A-1 Notes, the "NOTES"). Each Note will be secured by the assets of the Trust. The assets of the Trust include, among other things, a pool of variable and fixed rate residential housing loans (the "HOUSING LOANS")
     originated or acquired by St.George Bank Limited (ABN 92 055 513 070)
     ("ST.GEORGE"), including all monies at any time paid or payable thereon or in respect thereof, from the close of business on February 14, 2007 (the
     "CUT-OFF DATE") with respect to payments of principal and after the Closing
     Date (as defined herein) with respect to payments of interest, rights under certain insurance policies with respect to the Housing Loans, the
     Collection Account and the rights of the Issuer Trustee under the Basic
     Documents. The Trust was created pursuant to the Master

     Trust Deed, dated March 14, 1998 (the "MASTER TRUST DEED"), Notice of
     Creation of Trust, dated March 5, 2007 and a supplementary terms notice, to be dated on or about March 13, 2007 (the "SUPPLEMENTARY TERMS NOTICE"), each among the Issuer Trustee, St.George and the Trust Manager, which set forth specific provisions regarding the Trust and detail the provisions of the Notes. The Note Trust Deed, to be dated on or about March 13, 2007 (the
     "NOTE TRUST DEED") by and among the Issuer Trustee, the Trust Manager and
     Deutsche Bank Trust Company Americas (the "NOTE TRUSTEE") provides for the issuance and registration of the Class A-1 Notes in accordance with the terms and conditions attached thereto. St.George will act as seller and as servicer (the "SERVICER") of the Housing Loans. Each of the Trust Manager
     and St.George is sometimes referred to as a "ST.GEORGE PARTY," and collectively, they are sometimes referred to herein as the "ST.GEORGE
     PARTIES."

          The Trust Manager has prepared and filed with the U.S. Securities and
Exchange Commission (the "COMMISSION") in accordance with the provisions of the
Securities Act of 1933, as amended, and the rules and regulations of the
Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form S-3 (No. 333-128920), including a form of prospectus supplement and a base prospectus. The registration statement as amended at the time when it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "REGISTRATION STATEMENT", the form of base prospectus included in the
Registration Statement as most recently filed with the SEC is referred to as the
"BASE PROSPECTUS" and the form of the prospectus which includes the Base
Prospectus and a prospectus supplement describing the Class A-1 Notes and the offering thereof (the "FINAL PROSPECTUS SUPPLEMENT") which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) is referred to in this Agreement as the "FINAL PROSPECTUS". The preliminary form of the Prospectus Supplement dated February 23, 2007 (the "INITIAL PRELIMINARY
PROSPECTUS SUPPLEMENT") as supplemented by the preliminary supplements thereto dated March 6, 2007 and March 7, 2007 respectively (the "SUPPLEMENTED
PRELIMINARY PROSPECTUS SUPPLEMENT") is referred to as the "PRELIMINARY
PROSPECTUS SUPPLEMENT" and, together with the Base Prospectus, the "PRELIMINARY
PROSPECTUS." The United States Securities Exchange Act of 1934, as amended, is herein referred to as the "EXCHANGE ACT".

          When used in this Agreement, "BASIC DOCUMENTS" shall mean each of the
Master Trust Deed, the Supplementary Terms Notice, the Servicing Agreement, the
Class A-1 Notes, the Security Trust Deed, the Note Trust Deed, the
Fixed-Floating Rate Swap, the Currency Swap, the Basis Swap and the Agency
Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Final Prospectus. "EFFECTIVE DATE"
shall mean the earlier of the date on which the Final Prospectus is first used and the time of the first Contract of Sale to which such Final Prospectus relates. "RULE 424" refers to such rule under the Securities Act. "CONTRACT OF
SALE" has the same meaning as in Rule 159 of the Securities Act and all
Commission guidance relating thereto. "FREE WRITING PROSPECTUS" shall have the meaning given such term in Rules 405 and 433 of the Securities Act.

          In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the
Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

                                        2

          In this Agreement, a reference to any representation, warranty, covenant undertaking or indemnity by St.George or the Trust Manager shall be construed such that a clear distinction exists between St.George and the Trust
Manager in respect of any obligations in accordance with Australian Prudential
Regulatory Authority AGN 120.1.

          Each St.George Party and the Issuer Trustee hereby agree with the several Underwriters named on Schedule A as follows:

     2. Representations and Warranties of the Issuer Trustee and the St.George
     Parties.

     I. The Issuer Trustee represents and warrants to each Underwriter that:

               (a) Since the respective dates as of which the information contained in the Preliminary Prospectus and the Final Prospectus
               under the heading "The Issuer Trustee, St.George Bank and the
               Manager" was provided, there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of the Issuer
               Trustee, except as disclosed in the Preliminary Prospectus and the Final Prospectus, which would affect that information which is material in the context of the Issuer Trustee performing its obligations and duties under the Class A-1 Notes and each Basic
               Document to which it is or is to be a party.

               (b) The Issuer Trustee is a corporation duly incorporated and existing under the laws of Australia; it is lawfully qualified and holds all Authorisations (as defined in the Master Trust
               Deed) necessary for it to carry on its business as described in the Preliminary Prospectus and the Final Prospectus, for it to
               issue the Class A-1 Notes, for it to act as required by each
               Basic Document to which it is or is to be a party and, by law, for it to comply with any requirements which affect the
               operations or business of the Trust or the Issuer Trustee's obligations under the Basic Documents to which it is a party and no other thing is required to be done by the Issuer Trustee
               (including without limitation the making of any filing or
               registration) in order to issue the Class A-1 Notes or to execute and act as required by each Basic Document to which it is to be a party.

               (c) This Agreement has been duly authorized, executed and
               delivered by the Issuer Trustee.

               (d) The Class A-1 Notes have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Note Trust Deed and the Security
               Trust Deed, subject as to enforceability to applicable
               bankruptcy, insolvency, reorganization, conservatorship,
               receivership, liquidation or other similar laws affecting the enforcement

                                        3

               of creditors' rights generally and to general equitable
               principles. Each of the Basic Documents to which the Issuer
               Trustee is a party has been duly authorized by the Issuer
               Trustee, and, when executed and delivered by the Issuer Trustee and each of the other parties thereto, will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against the Issuer Trustee in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

               (e) The Issuer Trustee is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) its Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which it or any of its properties is bound, except in the case of (ii) for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class
               A-1 Notes and the performance by the Issuer Trustee of all of the provisions of its obligations under the Class A-1 Notes, the
               Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Issuer Trustee is a party or by which the Issuer
               Trustee is bound or to which any of the property or assets of the
               Trust is subject, nor will any such action result in any
               violation of the provisions of the Constitution of the Issuer
               Trustee or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer Trustee, or any of its properties;
               and, to the knowledge of the Issuer Trustee and assuming for this purpose that the representations and warranties contained in
               Section 2.II.(h) hereof are true and correct, no consent,
               approval, authorization, order, license, registration or
               qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A-1 Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may have been made and as may be required under state securities or "Blue Sky" laws in
               connection with the purchase and distribution of the Class A-1
               Notes by the Underwriters.

               (f) Other than as set forth or contemplated in the Preliminary
               Prospectus and the Final Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer Trustee, threatened against or affecting the Issuer Trustee or

                                        4

               the Trust, or to which the Issuer Trustee is or may be a party or to which the Issuer Trustee or any property of the Trust is or may be the subject, which will have an impact on the transactions contemplated by this Agreement.

               (g) The representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects.

               (h) To the Issuer Trustee's knowledge, no event has occurred which would entitle the Trust Manager to direct the Issuer
               Trustee to retire as trustee of the Trust under clause 20 of the
               Master Trust Deed.

               (i) The Issuer Trustee has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the
               Issuer Trustee for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

               (j) Subject to compliance with Section 128F of the Income Tax
               Assessment Act (1936) (the "TAX ACT") and compliance by the
               Underwriters with Section 10(b) and 10(c) hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which the Issuer
               Trustee is to be a party or with the authorization, execution, issue, sale or delivery of the Class A-1 Notes and the
               performance of the Issuer Trustee's obligations under the Basic
               Documents, other than, in the case of stamp duty, following a
               Title Perfection Event (as defined in the Master Trust Deed), to which it is to be a party and payments under the Class A-1 Notes.

               (k) The Class A-1 Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the
               Security Trust Deed) by a first floating charge over the assets of the Trust, subject to the terms of the Security Trust Deed.

               (l) No event has occurred or circumstances arisen which, had the
               Class A-1 Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Issuer
               Trustee's Default (as defined in the Final Prospectus).

                                        5

     II. Each St.George Party, as to itself only, represents and warrants to each Underwriter and the Issuer Trustee that:

               (a) The Trust Manager filed the Registration Statement with the
               Commission pursuant to the Securities Act. The Trust Manager filed the Preliminary Prospectus pursuant to Rule 424(b) under the Securities Act. The Trust Manager will file the Final
               Prospectus with the Commission pursuant to Rule 424(b) under
               Securities Act.

               (b) The Registration Statement has been declared effective under the Securities Act by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the Commission. The
               Registration Statement and Final Prospectus (as amended or supplemented if the Trust Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the
               "TRUST INDENTURE ACT") and do not and will not, as of the
               applicable Effective Date of the Registration Statement and any
               amendment thereto and as of the date of the Final Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Final Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the
               Note Trustee under the Trust Indenture Act and (ii) statements in or omissions from the Registration Statement or the Final
               Prospectus based upon written information furnished to the Trust
               Manager by any Underwriter through the Representative
               specifically for use therein, it being understood and agreed that the only such information is that described as such in Section
               7(b).

               (c) Except as described in the Preliminary Prospectus and the
               Final Prospectus, since the respective dates as of which
               information is given in the Preliminary Prospectus and the Final
               Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), business, properties,
               stockholders' equity or results of operations of such St.George
               Party taken as a whole.

               (d) Such St.George Party is a corporation duly incorporated and validly existing under the Corporations Act of the Commonwealth of Australia as in effect at the date of this agreement; such
               St.George Party has the power and authority (corporate and other)
               to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus and to enter into and

                                        6

               perform its obligations under this Agreement and the Basic
               Documents to which it is a party and carry out the transactions contemplated by such Basic Documents; such St.George Party has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the
               transactions contemplated herein or in the Basic Documents.

               (e) This Agreement has been duly authorized, executed and
               delivered by such St.George Party.

               (f) The Basic Documents to which such St.George Party is a party have been duly authorized by such St.George Party, the Note Trust
               Deed will be timely and duly qualified under the Trust Indenture
               Act (upon filing with the Commission) and, when executed and delivered by the St.George Party which is a party thereto and each of the other parties thereto, each of the Basic Documents to which such St.George Party is a party will constitute a legal, valid and binding obligation of such St.George Party, enforceable against such St.George Party in accordance with its terms, subject as to enforceability to applicable bankruptcy,
               insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles;
               and the Class A-1 Notes and the Basic Documents each will conform to the descriptions thereof in the Preliminary Prospectus and the
               Final Prospectus.

               (g) Such St.George Party is not, and with the giving of notice, or lapse of time or both would not be, in violation of or in default under, (i) its Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except in the case of (ii) for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class
               A-1 Notes and the performance by such St.George Party of all of the provisions of its obligations under the Class A-1 Notes, the
               Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such St.George Party is a party or by which such St.George Party is bound or to which any of the property or assets of such
               St.George Party is subject, nor will any such action result in any violation of the provisions of the Constitution of such
               St.George Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such St.George Party, or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A-1 Notes or the consummation by such St.George
               Party of the transactions contemplated by this

                                        7

               Agreement or the Basic Documents, except such consents,
               approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act, and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Class A-1 Notes by the Underwriters.

               (h) Other than as set forth or contemplated in the Preliminary
               Prospectus and the Final Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of such St.George Party, threatened against or affecting such St.George Party or its properties, to which such St.George Party is or may be a party or to which such
               St.George Party or any property of such St.George Party is or may be the subject, in each case, which will have a material adverse impact on the transactions contemplated by this Agreement; and
               there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration
               Statement or required to be described in the Registration
               Statement or the Final Prospectus which are not filed or
               described as required.

               (i) The representations and warranties of such St.George Party contained in the Basic Documents are true and correct in all material respects.

               (j) KPMG LLP are independent public accountants with respect to such St.George Party within the meaning of the standards
               established by the American Institute of Certified Public
               Accountants.

               (k) Such St.George Party owns, possesses or has obtained all
               Authorisations (as defined in the Master Trust Deed), licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental
               authorities (including foreign regulatory agencies), all
               self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and such St.George Party has not received any actual notice of any proceeding relating to revocation or modification of any such Authorisation, license, permit, certificate, consent, order, approval or other
               authorization; and such St.George Party is in compliance with all laws and regulations necessary for the performance of its
               obligations under this Agreement and the Basic Documents.

               (l) To the knowledge of such St.George Party, no event has occurred which would entitle such St.George Party to direct the
               Issuer Trustee to retire as trustee of the Trust under clause 20 of the Master Trust Deed.

               (m) Such St.George Party has not taken any corporate action nor
               (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against such St.George Party for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and

                                        8

               manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

               (n) Subject to compliance with Section 128F of the Tax Act and compliance by the Underwriters with Section 10(b) and 10(c)
               hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of
               Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Class A-1 Notes and the performance of such St.George Party's obligations under the agreements to which it is to be a party and the Class A-1 Notes.

               (o) No event has occurred or circumstances arisen which, had the
               Class A-1 Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager's
               Default (as defined in the Final Prospectus).

               (p) Since February 15, 2007, there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of such
               St.George Party.

               (q) As of the Closing Date, St.George will have transferred to the Issuer Trustee a valid equitable assignment of each related
               Housing Loan offered for sale by it to the Issuer Trustee.

               (r) Neither the Trust nor any St.George Party is an open-end investment company, unit investment trust or face-amount
               certificate company that is or is required to be registered under
               Section 3 of the United States Investment Company Act of 1940, as
               amended (the "INVESTMENT COMPANY ACT"); and neither of the Trust nor any St.George Party is and, after giving effect to the offering and sale of the Class A-1 Notes and the application of the proceeds thereof as described in the Preliminary Prospectus and the Final Prospectus, will not be an "INVESTMENT COMPANY" as defined in the Investment Company Act.

               (s) The Trust Manager was not, as of any date on which a bona fide offer (as such term is used in Rule 164(h)(2) of the
               Securities Act) of the Class A-1 Notes was made, an "ineligible issuer" as defined in Rule 405 under the Securities Act.

     3. Purchase, Sale and Delivery of Class A-1 Notes. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Issuer Trustee, at the direction of the Trust Manager, agrees to sell the Class A-1 Notes to the
     Underwriters, and each Underwriter agrees, severally, and not jointly, to purchase from the Issuer Trustee at a purchase price of 100% of the principal amount of the Class A-1

                                        9

     Notes (which amount may be made net of the commissions payable to the
     Underwriters or such commissions may be paid to the Underwriters as a separate payment, as the Representative and the St.George Parties shall agree) the respective principal amount of the Class A-1 Notes set forth opposite the name of such Underwriter in Schedule A hereto. In addition, the Underwriters shall severally, and not jointly, be responsible for certain out-of-pocket expenses incurred by the St.George Parties in connection with the offering of the Class A-1 Notes, as shall be agreed to separately by the Underwriters and the St.George Parties (and such expenses may include a portion of the related attorneys fees incurred by the
     St.George Parties). Furthermore, if any Class A-1 Notes are offered and sold by an Underwriter pursuant to Section 10(j) hereof, compliance with
     Section 10(j) shall, in all cases, be at such Underwriter's sole expense.

          The Issuer Trustee will deliver against payment of the purchase price the Class A-1 Notes in the form of one or more fully registered, global book-entry notes (the "GLOBAL NOTES") deposited with the Note Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of
Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Preliminary Prospectus and the Final Prospectus. Payment for
the Class A-1 Notes shall be made by the Underwriters in Federal (same day)
funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of National Westminster Bank
Plc (the "CURRENCY SWAP PROVIDER") at the office of Mayer, Brown, Rowe & Maw
LLP, 1675 Broadway, New York, New York 10019 not later than 10:00 A.M., New York
City time, on March 15, 2007, or at such other time not later than seven full business days thereafter as the Representative and the Trust Manager determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Note Trustee as custodian for DTC of the Global Notes representing all of the Class A-1 Notes. The Global Notes will be made available for checking at the above office at least 24 hours prior to the Closing Date.

     4. Offering by Underwriters. The Trust Manager and the Issuer Trustee
     understand that the several Underwriters propose to offer the Class A-1
     Notes for sale to the public as set forth in the Preliminary Prospectus and the Final Prospectus.

     5. Certain Agreements of the St.George Parties, the Issuer Trustee and the
     Underwriters.

I. Each St.George Party, in respect of itself only, covenants and agrees with each of the several Underwriters as follows:

          (a) The Trust Manager shall file the Final Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (5) of Rule 424(b) of the Securities Act no later than the second business day following the date it is first used. The Trust
          Manager will advise the Representative promptly of any such filing pursuant to Rule 424(b).

          (b) The Trust Manager will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed, the Preliminary Prospectus or the Final Prospectus, and subject to
          Section 5.I.(c) hereof, will not effect such amendment or
          supplementation without the Representative's consent (which will not be unreasonably

                                       10

          withheld); and the Trust Manager will also advise the Representative promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Class A-1 Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Trust Manager becomes aware of the occurrence of any event as a result of which the Final
          Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Final Prospectus to comply with the
          Securities Act, the Trust Manager will promptly notify the
          Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) The Trust Manager will furnish to the Representative copies of the
          Registration Statement and each amendment (which will include all exhibits), the Preliminary Prospectus, and, so long as a prospectus relating to the Class A-1 Notes is required to be delivered under the
          Securities Act in connection with sales by any Underwriter or dealer, the Final Prospectus and all amendments and supplements to such documents, in each case in such reasonable quantities as the
          Representative requests; provided, however, that if the Final
          Prospectus is not delivered with the confirmation in accordance with
          Rule 172 under the Securities Act, the Underwriters will provide the notice specified in Section 5.III.(b) in every confirmation and will deliver a paper copy of the Final Prospectus to those investors that request a paper copy thereof. The Final Prospectus and any amendments or supplements thereto, shall be so furnished on or prior to 3:00
          P.M., New York time, on or prior to, the later to occur of the second business day following the execution and delivery of this Agreement or the date such Final Prospectus is first used, but in no event later than the day before the Closing Date. All other documents shall be so furnished as soon as available. The Trust Manager will pay the expenses of printing and distributing to the Underwriters all such documents.

          (e) The Trust Manager will endeavor to qualify the Class A-1 Notes for offer and sale and under the securities and Blue Sky laws of such jurisdictions as the Representative designates and will continue such qualification in effect so long as is reasonably required for the distribution; provided the Trust Manager shall not be required to file a general consent to service of process in any jurisdiction.

          (f) So long as the Class A-1 Notes are outstanding, the Trust Manager will furnish to the Representative (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee or the Note Trustee pursuant to the Basic
          Documents by first class mail as soon as practicable after such statements and reports are furnished to the

                                       11

          Issuer Trustee or the Note Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination Date or as soon thereafter as practicable, the Bond Factor as of the related
          Record Date shall be available to the Representative on Bloomberg and
          Reuters, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Class A-1 Notes, and copies of any reports and financial statements furnished to or filed with any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the Trust Manager as the Representative may reasonably request.

          (g) To the extent, if any, that the ratings provided with respect to the Class A-1 Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Trust
          Manager, the Trust Manager shall use its best efforts to furnish such documents and take any other such action.

          (h) The Trust Manager will assist the Representative in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Class A-1 Notes and related matters.

          (i) The Trust Manager will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the ratings referred to in Section 6(n) below.

          (j) St.George will pay all expenses incident to the performance of the
          St.George Parties' obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of
          Underwriters' counsel and issuers' counsel) incurred in connection with qualification of the Class A-1 Notes for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for any fees charged by the independent accountants, for any fees charged by the rating agencies for the rating of the Class A-1 Notes, for any travel expenses of any of the
          St.George Parties' officers and employees and any other expenses of either St.George Party in connection with attending or hosting meetings with prospective purchasers of the Class A-1 Notes and for expenses incurred in distributing the Preliminary Prospectus and the
          Final Prospectus (including any amendments and supplements thereto) to the Underwriters.

          (k) St.George Bank will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Class
          A-1 Notes and on the execution and delivery of this Agreement. All payments to be made by the Issuer Trustee and the St.George Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Trust Manager is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Trust
          Manager shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                                       12

          (l) The St.George Party will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the
          Commission a registration statement under the Securities Act relating to asset-backed securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the Representative.

          (m) The Trust Manager will file the information substantially similar to the information set forth on Schedule B (the "REVISED
          INFORMATION"), not later than the date of first use thereof, provided however, that prior to the filing of the Revised Information by the
          Trust Manager, the Underwriters must comply with their obligations pursuant to Section 5.III.(c); provided, however, that the Trust
          Manager shall not be obligated to file the Revised Information if such
          Revised Information has been determined to contain any material error or omission unless the Revised Information has been provided to a
          Potential Investor (as defined herein), in which case, the Trust
          Manager shall file the corrective information provided by the
          Underwriter pursuant to Section 5.III.(d) not later than the date of first use thereof.

          (n) So long as the Class A-1 Notes are outstanding, the Trust Manager will not be or become (nor permit the Trust to be or become), an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
          Section 8 of the Investment Company Act.

     II. The Issuer Trustee covenants and agrees with each of the several
     Underwriters as follows:

          (a) The Issuer Trustee will use the net proceeds received by the
          Issuer Trustee from the sale of the Class A-1 Notes pursuant to this
          Agreement in the manner specified in the Preliminary Prospectus and the Final Prospectus under the caption "Use of Proceeds".

          (b) The Issuer Trustee will pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Basic Documents or in connection with the issue and distribution of the Class A-1 Notes or the enforcement or delivery of this Agreement.

          (c) The Issuer Trustee will use all reasonable efforts to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents required to be executed by the
          Issuer Trustee not executed on the date hereof on or before the
          Closing Date, and (ii) the Issuer Trustee will assist the
          Representative to make arrangements with DTC, Euroclear and
          Clearstream, Luxembourg concerning the issue of the Class A-1 Notes and related matters.

          (d) The Issuer Trustee will procure or cause to be procured that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers.

                                       13

          (e) The Issuer Trustee will perform all its obligations under, and subject to, each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date.

          (f) The Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the ratings referred to in Section 6(n) below.

          (g) The Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document to which it is a party nor execute any of the Basic Documents to which it is a party other than in the agreed form without the consent of the Representative.

     III. Each of the several Underwriters, for itself only, represents, warrants and agrees with the St.George Parties and the Issuer Trustee as follows:

          (a) Other than the Initial Preliminary Prospectus (as defined herein), the Preliminary Prospectus, the Final Prospectus, the Revised
          Information and the information set forth on Schedule C (the "INITIAL
          INFORMATION"), such Underwriter has not conveyed and will not convey, without the Trust Manager's prior written approval, to any potential investor in the Class A-1 Notes (each a "POTENTIAL INVESTOR") any other written material of any kind relating to the Class A-1 Notes that would constitute a "prospectus" or a "free writing prospectus,"
          each as defined in the Securities Act and Rule 405 thereunder, as applicable, including, but not limited to the materials constituting a
          "road show" presentation to Potential Investors (other than use or transmission of such written or electronic materials as part of a live or electronic road show in which representatives from the Trust
          Manager participated) and any "ABS informational and computational materials" within the meaning of Item 1101(a) of Regulation AB promulgated by the Commission under the Securities Act and the
          Exchange Act; provided, however, that, in addition to the foregoing, such Underwriter may convey to one or more of its Potential Investors information permitted by Rule 134 under the Securities Act.

          (b) Prior to the Closing Date each Underwriter shall notify the Trust
          Manager or St.George of the earlier of (x) the date on which the Final
          Prospectus is first used and (y) the time of the first Contract of
          Sale to which such Final Prospectus relates.

          (c) The Underwriters shall deliver the Initial Information and the
          Revised Information (including any corrected Revised Information to the extent described in Section 5.I.(m)) to the Trust Manager and its counsel (in such format as reasonably required by the Trust Manager)
          prior to the proposed date of first use thereof (unless such timing requirement is waived by the Trust Manager).

          (d) If the Revised Information has been determined to contain any material error or omission and the Revised Information has been provided to a Potential Investor, the Underwriters shall cooperate with the Trust Manager to prepare corrective information that the
          Underwriters will provide to any such Potential Investor. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into a

                                       14

          Contract of Sale, the Initial Information or the Revised Information
          contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, such Underwriter shall notify the Trust Manager thereof as soon as practical but in any event within one business day after discovery.

          (e) Each Underwriter represents that it will offer the Class A-1 Notes for sale to the public as set forth in the Final Prospectus and that all such offers and sales shall be made in compliance with the
          Securities Act.

          (f) Each Underwriter covenants with the Trust Manager and the Issuer
          Trustee that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Class A-1
          Notes to a Potential Investor unless such information is preceded or accompanied by the Final Prospectus.

          (g) (i) If the Final Prospectus is not delivered with the confirmation in reliance on Rule 172 under the Securities Act, it will include in every confirmation sent out the notice required by Rule 173 under the
          Securities Act informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Final Prospectus from such Underwriter; (ii) if a paper copy of the Final Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Final
          Prospectus is delivered by such Underwriter for any purpose, such copy shall be identical to the copy of the Final Prospectus that is provided to such Underwriter by the Trust Manager for such purpose.

          (h) Each of the several Underwriters, for itself only, further agrees not to accept any offer to purchase Class A-1 Notes from a Potential
          Investor prior to the delivery of the Initial Preliminary Prospectus and the Preliminary Prospectus to such Potential Investor within the time limits set forth in Section 10(k).

          (i) If a St.George Party or an Underwriter determines or becomes aware that any "written communication" (as defined in Rule 405 under the
          Securities Act) (including without limitation the Preliminary
          Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of Contract of Sale) made or prepared by the St.George Parties or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either such St.George Party or such Underwriter may prepare corrective information acceptable to both parties (the
          "CORRECTIVE INFORMATION"), and such Underwriter shall deliver such
          Corrective Information, in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

               (1)  adequate disclosure of the contractual arrangement;

                                       15

               (2)  adequate disclosure of the person's rights under the
                    existing Contract of Sale at the time termination is sought;

               (3)  adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

               (4)  a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

          Any costs incurred in connection with any such termination or reformation shall be borne by the St.George Parties; provided, however, that the Underwriters shall bear any costs incurred in connection with any such termination or reformation that is necessitated by a material misstatement or omission in the Underwriter
          Information (as defined herein).

          (j) Each Underwriter shall covenant not to distribute the Initial
          Information in a manner reasonably designed to lead to its broad unrestricted dissemination.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Class A-1 Notes on the
     Closing Date will be subject to the accuracy of the representations and warranties on the part of the St.George Parties and the Issuer Trustee herein, to the accuracy of the statements of officers of the St.George
     Parties and the Issuer Trustee made pursuant to the provisions hereof, to the performance of the St.George Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions precedent:

          (a) The Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities
          Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date prior to the date hereof or on such later date to which you have consented; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the
          Commission. The Preliminary Prospectus and the Final Prospectus
          (including any amendments or supplements thereto) shall have been transmitted to the Commission for filing pursuant to Rule 424(b)
          within the applicable time period prescribed for such filings by the
          Securities Act and in accordance with Section 5.I.(a) hereof; and
          prior to the Closing Date the Trust Manager shall have provided evidence satisfactory to the Representative of such timely filing, and all requests for additional information shall have been complied with to the satisfaction of the Representative.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the St.George
          Parties, the Issuer Trustee or any Swap Party and their respective subsidiaries, in each case, taken as one enterprise, which, in the judgment of a majority in interest of the Underwriters including the
          Representative, is material and adverse and

                                       16

          makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A-1 Notes on the terms and in the manner contemplated by the Preliminary Prospectus and the Final Prospectus; (ii) any downgrading in the rating of any debt securities of any of the Trust Manager, St.George, the Issuer
          Trustee or any Swap Party by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the
          Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Class A-1 Notes or any debt securities of any of the Trust Manager, St.George, the Issuer
          Trustee or any Swap Party (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in United States,
          Australian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Class A-1
          Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the
          London Stock Exchange or any other exchange on which the Class A-1
          Notes are listed, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any of the
          Trust Manager, St.George, the Issuer Trustee or any Swap Party on any
          exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York, London, England or Australian
          authorities; (vi) any material disruption in the settlement or clearance services of DTC, Euroclear or Clearstream; or (vii) any outbreak or escalation of major hostilities or material act of terrorism involving the United States, the United Kingdom or
          Australia, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the
          Representative, the effect of any such outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A-1 Notes.

          (c) The Representative shall have received a certificate, dated the
          Closing Date, of an authorized officer of the Issuer Trustee in which such officer, to the best of its knowledge after reasonable investigation, shall state that: (i) the representations and warranties of such entity in this Agreement are true and correct; and
          (ii) such entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

          (d) The Representative shall have received a certificate, dated the
          Closing Date, of the managing director, director or any chief general manager of each St.George Party in which such officers, to the best of their knowledge after reasonable investigation, shall state that subsequent to the date of the most recent financial statements supplied by the St.George Parties to the Underwriters or the
          Representative on behalf of the Underwriters, there has been no material adverse change, in the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries taken as a whole except as set forth in or contemplated by the Preliminary Prospectus and the Final Prospectus or as described in such certificate.

                                       17

          (e) Allens Arthur Robinson, Australian counsel for St.George, the
          Trust Manager and the Servicer, shall have furnished to the
          Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (f) Allens Arthur Robinson, Australian tax counsel for St.George, the
          Trust Manager and the Servicer, shall have furnished to the
          Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (g) The Representative shall have received two letters, one dated on or about the date hereof and one dated on or about the date of the
          Preliminary Prospectus, of KPMG LLP confirming that they are independent public accountants within the standards established by the
          American Institute of Certified Public Accountants and the meaning of the Securities Act and stating to the effect that they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Preliminary
          Prospectus and the Final Prospectus, and any amendment or supplement thereto (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the St.George Parties and their subsidiaries subject to the internal controls of such parties'
          accounting system or are derived directly from such records by analysis or computation or from the collateral tape containing the description of the Housing Loans) with the results obtained from inquiries, a reading of such general accounting records and collateral tape and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (h) Mayer, Brown, Rowe & Maw LLP, United States counsel for the
          St.George Parties, shall have furnished to the Representative their written opinions, dated the Closing Date, in each case in form and substance satisfactory to the Representative and their counsel.

          (i) Mallesons Stephen Jaques, Australian counsel for the Issuer
          Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (j) Seward & Kissel LLP, counsel for the Note Trustee, shall have furnished to the Representative their written opinion, dated the
          Closing Date, in form and substance satisfactory to the
          Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (k) Counsel to the Currency Swap Provider shall have furnished to the
          Representative and the St.George Parties their written opinions in form and substance satisfactory to the Representative.

                                       18

          (l) McKee Nelson LLP, special United States counsel to the
          Representative and the Underwriters, shall have furnished to the
          Representative their written opinion, dated the Closing Date, with respect to the Preliminary Prospectus and the Final Prospectus and
          other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (m) The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative.

          (n) At the Closing Date, the Class A-1 Notes shall have been rated
          "AAA" by Standard & Poor's Ratings Group, A Division of The
          McGraw-Hill Companies, Inc. ("STANDARD & POORS"), "Aaa" by Moody's
          Investors Service, Inc. ("MOODY'S") and "AAA" by Fitch Australia Pty
          Ltd ("FITCH" and together with Moody's and Standard & Poor's, the
          "RATING AGENCIES") as evidenced by letters from the Rating Agencies.

          (o) The execution and delivery by all parties thereto of the Basic
          Documents on or prior to the Closing Date.

          (p) Each class of the Other Notes will have been validly issued by the
          Issuer Trustee upon the directions of the Trust Manager and are outstanding without any default thereon.

          (q) On or prior to the Closing Date the St.George Parties and the
          Issuer Trustee shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

          (r) On or prior to the Closing Date, the Currency Swap Provider shall have executed a verification certificate in a form reasonably satisfactory to the St.George Parties, the Issuer Trustee and the
          Representative.

          (s) The applicable dealers shall have purchased the Other Notes pursuant to the related dealer agreement, among the Issuer Trustee, each St.George Party and the applicable dealers.

     7.   Indemnification and Contribution.

          (a) Each of St.George and the Trust Manager, severally, agrees to indemnify and hold harmless each Underwriter and the Issuer Trustee, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the
          Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such
          Underwriter or the Issuer Trustee may become subject, under the
          Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission

                                       19

          to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Final Prospectus or any
          amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, with respect to the Preliminary Prospectus, the blanks and other items identified in the Preliminary Prospectus as to be completed in the Final Prospectus), and will reimburse each
          Underwriter for any legal or other expenses reasonably incurred by such Underwriter or the Issuer Trustee in connection with
          investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither
          St.George nor the Trust Manager will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to St.George or the Trust Manager by (i) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below or (ii) the
          Currency Swap Provider, for inclusion in each of the Preliminary
          Prospectus and the Final Prospectus under the heading "Hedging
          Arrangements--The Currency Swaps--National Westminster Bank Plc," and
          provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the
          Preliminary Prospectus (or any amendment or supplement thereto) or the
          Final Prospectus (or any amendment or supplement thereto), as applicable, the indemnity agreement contained in this paragraph (a)
          shall not inure to the benefit of any Underwriter, to the extent that the Initial Preliminary Prospectus (as defined herein), the
          Preliminary Prospectus, the Final Prospectus or Corrective
          Information, as applicable, was required to be delivered by such
          Underwriter pursuant to Section 10(k) in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such purchaser of Class A-1 Notes a copy of the Initial Preliminary
          Prospectus (as defined herein), the Preliminary Prospectus, the Final
          Prospectus or Corrective Information, as applicable (and any amendments or supplements thereto), in accordance with the delivery requirements set forth in Section 10(k), if the Trust Manager had previously furnished copies thereof to such Underwriter prior to the time such Underwriter was required to deliver the Initial Preliminary
          Prospectus (as defined herein), the Preliminary Prospectus, the Final
          Prospectus or Corrective Information, as applicable, (and any amendments or supplements thereto), pursuant to Section 10(k).

          (b) Each Underwriter will severally, and not jointly, indemnify and hold harmless St.George, the Issuer Trustee and the Trust Manager,
          their respective partners, their respective directors and their respective officers and each person, if any, who controls such company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such company may become subject, under the
          Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A)

                                       20

          (i) a breach of any of the selling restrictions by the applicable
          Underwriter set forth in Section 10 or (ii) any information conveyed by an Underwriter to any investor which is not permitted pursuant to the provisions of Section 5.III.(a), or (B) (i) any untrue statement or alleged untrue statement of any material fact contained in the
          Registration Statement or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus (or any amendments or supplements thereto) or the Final Prospectus (or any amendments or supplements thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Trust Manager by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by
          St.George, the Issuer Trustee or the Trust Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the
          Final Prospectus furnished on behalf of each Underwriter: (x) the concession and reallowance percentages appearing in the fourth paragraph under the heading "Plan of Distribution" and (y) the information contained in the eighth and ninth paragraphs under the heading "Plan of Distribution" (the "UNDERWRITER INFORMATION");
          provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Trust Manager's failure to perform its obligations under Section
          5.I.(b) of this Agreement.

          (c) Promptly after receipt by an indemnified party under this paragraph (c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party

                                       21

          and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection
          (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a)
          or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the St.George Parties and the Issuer
          Trustee on the one hand and the Underwriters on the other from the offering of the Class A-1 Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the
          St.George Parties and the Issuer Trustee on the one hand and the
          Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.
          The relative benefits received by the St.George Parties and the Issuer
          Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the St.George Parties and the Issuer Trustee bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the St.George Parties and the Issuer Trustee or the Underwriters and
          the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.
          The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). In addition, nothing in this Section 7 shall require any of the St.George Parties or any Underwriter to contribute to the amount paid or payable by any St.George Party or any
          Underwriter, as applicable, from any losses, claims, damages or liabilities arising out of or based on information contained in or omitted from the information set forth in each of the Preliminary
          Prospectus and the Final Prospectus under the heading "Hedging
          Arrangements--The Currency Swaps--National Westminster Bank Plc."
          Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A-1 Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
          Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters'
          obligations in

                                       22

          this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of a St.George Party and the Issuer Trustee under this Section shall be in addition to any liability which such
          St.George Party and the Issuer Trustee may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act;
          and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of a St.George Party or the Issuer Trustee, to each officer of a St.George Party or the Issuer Trustee who has signed the
          Registration Statement and to each person, if any, who controls a
          St.George Party or the Issuer Trustee within the meaning of the
          Securities Act.

          (f) To the extent that any payment of damages by St.George or the
          Trust Manager pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN
          120.3- "Purchase and Supply of Assets (including Securities issued by
          SPVs)", being a Guidance Note to Prudential Standard APS 120- "Funds
          Management and Securitisation" or any successor thereto such payment shall be subject to the terms therein (or the terms of any equivalent provision in any replacement of Prudential Standard APS 120).

          (g) The remedies provided in this Section 7, are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Class A-1 Notes hereunder on the Closing Date and the aggregate principal amount of Class A-1 Notes that such defaulting
     Underwriter or Underwriters agreed but failed to purchase does not exceed
     10% of the total principal amount of Class A-1 Notes that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Trust Manager for the purchase of such
     Class A-1 Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting
     Underwriters shall be obligated severally, and not jointly, in proportion to their respective commitments hereunder, to purchase the Class A-1 Notes that such defaulting Underwriters agreed but failed to purchase on such
     Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Class A-1 Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of
     Class A-1 Notes that the Underwriters are obligated to purchase on such
     Closing Date and arrangements satisfactory to the Representative and the
     Trust Manager for the purchase of such Class A-1 Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the
     Trust Manager, except as provided in Section 9. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                                       23

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the St.George Parties, the Issuer Trustee or their respective officers and of the several Underwriters set forth in or made pursuant to this
     Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the St.George Parties, the Issuer Trustee or any of
     their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A-1 Notes.
     If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Class A-1 Notes by the Underwriters is not consummated, each St.George Party, severally in respect of itself, shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
     Section 5 and the respective obligations of such St.George Party, the
     Issuer Trustee and the Underwriters pursuant to Section 7 shall remain in effect, and if any Class A-1 Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under
     Section 6 shall also remain in effect. If the purchase of the Class A-1
     Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi)
     or (vii) of Section 6(b), each St.George Party, severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A-1 Notes.

     10. Selling Restrictions.

          (a) No prospectus supplement, prospectus or other disclosure document in relation to any Class A-1 Notes has been lodged with the Australian
          Securities and Investments Commission or the Australian Securities
          Exchange. The Class A-1 Notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each Underwriter severally, and not jointly, represents and agrees that it:

               (1) has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A-1 Notes;

               (2) will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Class A-1 Notes; and

               (3) has not distributed and will not distribute any draft, preliminary or definitive prospectus, or any advertisement or other offering material relating to the Class A-1 Notes,

in the Commonwealth of Australia, its territories or possessions ("AUSTRALIA")
unless:

                    (1) the amount payable for the Class A-1 Notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency)
                    (disregarding amounts, if any, lent by Crusade Management
                    Pty Limited or other person offering the Class A-1 Notes or any associate of them, which will also include for this
                    purpose the

                                       24

                    Issuer Trustee) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 (Cth)
                    (the "CORPORATIONS ACT") as then in effect and the
                    Corporations Regulations made under the Corporations Act as then in effect; and

                    (2) the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and
                    Investments Commission or the Australian Securities
                    Exchange.

                         (b) Each Underwriter severally, and not jointly, agrees
                         that, in connection with the primary distribution of
                         the Class A-1 Notes, it will not sell any Class A-1
                         Notes to any person if, at the time of such sale, the
                         employees of the Underwriter aware of, or involved in,
                         the sale actually knows (but without an obligation on
                         such Underwriter to make any inquiry) or has reasonable
                         grounds to suspect, that as a result of such sale, such
                         Class A-1 Notes or any interest in such Class A-1 Notes
                         were being, or would later be acquired (directly or
                         indirectly) by an Offshore Associate of the Issuer
                         Trustee (other than in the capacity of a dealer,
                         manager or Underwriter in relation to a placement of
                         the Class A-1 Notes or in the capacity of a clearing
                         house, custodian, funds manager or responsible entity
                         of an Australian registered scheme).

For purposes of this Section 10 an "OFFSHORE ASSOCIATE" of the Issuer Trustee
means an "associate" within the meaning of Section 128F of the Tax Act
(including for this purpose, any associates of Crusade Management Limited as a beneficiary of the Trust) that is either:

               (1) a non resident of Australia that does not acquire the Class
               A-1 Notes in carrying on business at or through a permanent establishment in Australia; or

               (2) a resident of Australia that acquires the Class A-1 Notes in carrying on a business at or through a permanent establishment outside Australia.

Notwithstanding the foregoing, for purposes of this Section 10, an Underwriter will be considered to have actual knowledge or reasonable grounds to suspect that an entity is an Offshore Associate of the Issuer Trustee only if that entity is identified on the lists that are to be provided to the Representative by the Issuer Trustee and St.George Bank (collectively, the "LIST").

          (c) Each Underwriter severally, and not jointly, agrees that it must offer the Class A-1 Notes for which it subscribes for sale within 30 days of the issue of those Class A-1 Notes. Such offer must only be by the Underwriter offering those Class A-1 Notes for sale to at least 10 persons, each an "Investor", each of whom must be:

                                       25

               (1) carrying on a business of providing finance, or investing or dealing in securities in the course of operating in the financial markets; and

               (2) not known or reasonably suspected by the Underwriter to be an associate within the meaning of Section 128F of the Tax Act of any of the others.

                    (d) Each Underwriter severally, and not jointly, agrees that it will provide the Issuer Trustee (within five Business
                    Days of the offer of such Class A-1 Notes by it) a written statement which sets out the details of the relevant offer.

                    (e) Each Underwriter severally, and not jointly, agrees to co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer
                    Trustee to demonstrate that the public offer test under
                    Section 128F of the Tax Act has been satisfied, provided
                    that no Underwriter shall be obliged to disclose:

               (1) the identity of the purchaser of any Class A-1 Note,

               (2) any information from which such identity might/would be capable of being ascertained,

               (3) any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive, or

               (4) any information or documentation after a period of 4 years from the lodgment of the income tax return by the Issuer Trustee for the financial year ending 30 September 2007.

          (f) Each Underwriter severally, and not jointly, agrees that:

               (1) it has complied with and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the
               "FSMA") with respect to anything done by it in relation to the
               Class A-1 Notes in, from or otherwise involving the United
               Kingdom; and

               (2) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A-1 Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer
               Trustee.

          (g) Each Underwriter severally, and not jointly, acknowledges that (1)
          the Preliminary Prospectus and the Final Prospectus have not been and will not be registered as a prospectus with the Monetary Authority of
          Singapore and (2) the Class A-1 Notes are offered pursuant to exemptions invoked under the Securities and Futures Act, Chapter

                                       26

          289 of Singapore (the "SECURITIES AND FUTURES ACT"). Accordingly, each
          Underwriter severally, and not jointly, represents and agrees that neither the Preliminary Prospectus and the Final Prospectus nor any
          other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Class A-1 Notes will be distributed or circulated by it nor will the Class A-1 Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under Sub-division (4) of Division 1 of Part XIII of or other applicable provision of the Securities and Futures Act and to persons to whom any Class A-1 Notes may be offered or sold under any such exemptions.

          (h) Each Underwriter severally, and not jointly, agrees that:

               (1) it has not offered or sold and will not offer or sell in Hong
               Kong, by means of any document, any Class A-1 Notes other than:

                    (A) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or to
               "professional investors" as defined in the Securities and Futures
               Ordinance (Cap. 571) of the laws of Hong Kong and any rules made under that Ordinance; or

                    (B) in other circumstances which do not result in the
               document being a "prospectus" as defined in the Companies
               Ordinance (Cap. 32) of the laws of Hong Kong or which do not constitute an offer to the public within the meaning of the
               Ordinance; and

               (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any
               advertisement, invitation or document, relating to the Class A-1
               Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A-1 Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to
               "professional investors" as defined in the Securities and Futures
               Ordinance (Cap. 571) of Hong Kong and any rules made under that ordinance.

          (i) Each Underwriter severally, and not jointly, agrees that neither the Class A-1 Notes nor the Preliminary Prospectus and the Final
          Prospectus have been or will be approved or registered in the administrative registries of the Spanish Securities Markets Commission
          (Comision Nacional del Maercado de Valores). Accordingly, the Class
          A-1 Notes may not and will not be sold, offered or distributed in
          Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning artcicle 30-bis of the
          Spanish Securities Market Law of 28 July 1988 (Ley 24/1988, de 28
          julio, del Mercado de Valores) as amended and restated, and supplemental rules enacted thereunder.

                                       27

          (j) Each Underwriter severally, and not jointly, acknowledges that no action has been or will be taken to permit a public offering of the
          Class A-1 Notes, or possession or distribution of the Preliminary
          Prospectus and the Final Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required.
          Each Underwriter severally, and not jointly, agrees that: the distribution of the Preliminary Prospectus and the Final Prospectus
          and the offering and sale of the Class A-1 Notes in certain other foreign jurisdictions may be restricted by law. The Class A-1 Notes may not be offered or sold, directly or indirectly, and neither the
          Preliminary Prospectus and the Final Prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each Underwriter agrees severally, and not jointly, to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A-1 Notes or possesses or distributes the Preliminary Prospectus and the Final Prospectus or any
          other offering material.

          (k) Each Underwriter severally, and not jointly, acknowledges and agrees that it shall convey:

               (1) the Initial Preliminary Prospectus Supplement together with the Base Prospectus (together, the "INITIAL PRELIMINARY
               PROSPECTUS") to each person who purchases a Class A-1 Note (or an interest therein) from such Underwriter at least 48 hours prior to the Applicable Time (as defined herein);

               (2) the Preliminary Prospectus to each person who purchases a
               Class A-1 Note (or interest therein) from such Underwriter at least four (4) hours prior to the Applicable Time;

               (3) the Final Prospectus in accordance with Section 5.III.(g)
               hereof; and

               (4) any Corrective Information prepared and delivered in
               accordance with Section 5.III.(i) so that such Corrective
               Information will be conveyed for purposes of Rule 159 of the
               Securities Act.

          As used herein, "APPLICABLE TIME" shall mean 10:29 A.M. Eastern time on March 8, 2007 (which such Underwriter has informed the St.George
          Parties is a time prior to the time of the first Contract of Sale of the Class A-1 Notes by an Underwriter).

     11. Certain Matters Relating to the Issuer Trustee. The Issuer Trustee
     enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this
     Agreement or the Trust is limited to and can be enforced against the Issuer
     Trustee only to the extent to which it can be satisfied out of assets and property of the Trust which are available to satisfy the right of the
     Issuer Trustee to be exonerated or indemnified for such liability. This limitation of the Issuer Trustee's liability applies despite any other provisions of this Agreement and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or Transaction related to this
     Agreement or the Trust.

                                       28

          The parties other than the Issuer Trustee may not sue the Issuer
Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed) or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the
Issuer Trustee.

          The provisions of this Section 11 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Basic Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the assets of the
Trust as a result of the Issuer Trustee's fraud, negligence or Default (as defined in the Master Trust Deed).

          It is acknowledged that the Trust Manager, the Approved Seller, the
Servicer, the Custodian, the Currency Swap Provider, the Swap Providers, the
Note Trustee, the Principal Paying Agent, the other Paying Agents, the Note
Registrar, the Calculation Agent, and the Agent Bank (each, a "RELEVANT PARTY")
are responsible under the Transaction Documents (as defined in the Master Trust
Deed) for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraud, negligence or Default (as defined in the Master Trust Agreement) of the Issuer
Trustee for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who has been delegated or appointed by the Issuer Trustee in accordance with the Transaction Documents (as defined in the Master Trust Deed)
to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or by any other such person.

     12. Consent to Jurisdiction; Appointment of Agent to Accept Service of
     Process; Satisfaction of Obligations in United States Dollars.

          Each of the St.George Parties and the Issuer Trustee hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of
Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the
St.George Parties and the Issuer Trustee irrevocably appoints CT Corporation,
111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person serving the same to the address provided in Section 17, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the
St.George Parties and the Issuer Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Class A-1 Notes remain outstanding.

          The obligation of any of the St.George Parties or the Issuer Trustee
in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such
Underwriter may in accordance with normal banking procedures purchase United
States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the St.George Parties and the

                                       29

Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

     13. Foreign Taxes. All payments to be made by the Issuer Trustee and any
     St.George Party hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer Trustee or such St.George Party, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer Trustee or such St.George Party, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

     14. Waiver of Immunities. To the extent that any of the Issuer Trustee and
     St.George Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection this
     Agreement, the Issuer Trustee and the St.George Parties, as applicable, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     15. Judgment Currency. If any judgment or order in any legal proceeding against any of the Issuer Trustee and the St.George Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and there is any variation as between (i) the rate of exchange (the
     "JUDGMENT RATE") at which the United States dollar amount is converted into
     Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "MARKET RATE") at which the person to whom such amounts is paid (the "PAYEE") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the
     Market Rate shall be indemnified (a) if negative by the Issuer Trustee and the St.George Parties, as applicable, to the Payee and (b) if positive by the Payee to the Issuer Trustee and the St.George Parties, as applicable.
     The foregoing indemnity shall constitute a separate and independent obligation of the Issuer Trustee, the Trust Manager and St.George or the
     Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OR
     EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     16. Absence of Fiduciary Relationship. Each of the Trust Manager and the
     Issuer Trustee acknowledges and agrees that:

                                       30

          (a) the Representative and each Underwriter has been retained solely to act as underwriter in connection with the sale of the Class A-1
          Notes and that no fiduciary, advisory or agency relationship between either the Trust Manager or the Issuer Trustee, on the one hand, and the Representative and each Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this
          Agreement, irrespective of whether the Representative or any
          Underwriter has advised or is advising the Trust Manager and/or the
          Issuer Trustee on other matters;

          (b) the price of the Class A-1 Notes set forth in this Agreement was established by the Representative and the Underwriters following discussions and arms-length negotiations with the Trust Manager, and the Trust Manager and the Issuer Trustee are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

          (c) they have been advised that the Representative, each Underwriter and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the
          Trust Manager and the Issuer Trustee and that the Representative and each Underwriter has no obligation to disclose such interests and transactions to the Trust Manager and the Issuer Trustee by virtue of any fiduciary, advisory or agency relationship; and

          (d) they severally waive, to the fullest extent permitted by law, any claims they may have against the Representative or any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative and each Underwriter shall have no liability
          (whether direct or indirect) to the Trust Manager or the Issuer
          Trustee in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Trust
          Manager and/or the Issuer Trustee, including stockholders, employees or creditors of the Trust Manager or the Issuer Trustee.

     17. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Eleven Madison Avenue, New York, New York 10010,
     Attention: Legal (Facsimile No. 646 424-9416); if sent to the Trust Manager will be mailed, delivered or telegraphed and confirmed to the Trust Manager at c/o Company Secretary, Level 4, 4-16 Montgomery Street, Kogarah NSW 2217
     (Facsimile No. 612-9236-1899), Attention: Manager Securitisation if sent to the Issuer Trustee, mailed, delivered or telegraphed and confirmed to the
     Issuer Trustee at Level 12, Angel Place, 123 Pitt Street, Sydney, New South
     Wales 2000 (Facsimile No. 612-9221-7870), Attention: Manager,
     Securitisation; and if sent to St.George, mailed, delivered or telegraphed and confirmed to St.George at Level 4, 4-16 Montgomery Street, Kogarah NSW
     2217 (Facsimile No. 612-9236-1899), Attention: Manager Securitisation;
     provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

                                       31

     18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     19. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement, or such other agreements as are necessary to further the transactions contemplated hereby, taken by the Representative will be binding upon all the Underwriters.

     20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     21. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
     ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO
     PRINCIPLES OF CONFLICTS OF LAWS.

                            [signature pages follow]

                                       32

          If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return the enclosed counterparts hereof, whereupon it will become a binding agreement between the parties listed below in accordance with its terms.

                                        Very truly yours,

                                        CRUSADE MANAGEMENT LIMITED

                                        By: /s/ Greg Bartlett
                                            ------------------------------------
                                            Name: Greg Bartlett
                                            Title: Group Executive,
                                                   Institutional & Business
                                                   Banking

                                        ST.GEORGE BANK LIMITED

                                        By: /s/ Greg Bartlett
                                            ------------------------------------
                                            Name: Greg Bartlett
                                            Title: Group Executive,
                                                   Institutional & Business
                                                   Banking

         (Crusade Global Trust No. 1 of 2007 - Underwriting Agreement)

                                        PERPETUAL TRUSTEES CONSOLIDATED LIMITED

                                        By: /s/ Andrea Ruver
                                            ------------------------------------
                                            Name: Andrea Ruver
                                            Title: Manager

         (Crusade Global Trust No. 1 of 2007 - Underwriting Agreement)

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the day first above written

CREDIT SUISSE SECURITIES (USA) LLC,
acting on behalf of itself and as the Representative
of the several Underwriters

By: /s/ Tricia Hazelwood
    ---------------------------------
    Name: Tricia Hazelwood
    Title: Managing Director

         (Crusade Global Trust No. 1 of 2007 - Underwriting Agreement)

                                   SCHEDULE A

                                     PRINCIPAL AMOUNT OF CLASS A-1 NOTES
Underwriter                          TO BE PURCHASED
----------------------------------   -----------------------------------
Credit Suisse Securities (USA) LLC   U.S. $725,000,000

Greenwich Capital Markets, Inc.      U.S. $725,000,000

Total                                U.S. $1,450,000,000

                                   SCHEDULE B

                               REVISED INFORMATION

                        FORM OF PRICING BLOOMBERG SCREEN

CRUSADE No. 1 of 2007 - USD/EUR/AUD Aussie RMBS   **PRICED**
Jt Leads: CS/RBS (A1 & A2)  with SGB as Jt lead on A3.  CS sole lead on B & C

Class    Size(m)   Rating (S/M/F)    WAL      Bench      Level   DollarPX
-----   --------   --------------   ----   ----------   ------   --------
 A1     USD1,450    AAA/Aaa/AAA     2.94   3M Libor     + 6bps    100.00
 A2     EUR600      AAA/Aaa/AAA     2.94   3M Euribor   + 7bps    100.00
 A3     AUD700      AAA/Aaa/AAA     2.86   1M BBSW      +15bps    100.00
 B      AUD64.6       AA/--/AA      5.02   3M BBSW      +22bps    100.00
 C      AUD29.5       A+/--/AA-     4.94   3M BBSW      +32bps    100.00

A1 - SEC Registered    A2/A3 - ASX Listed
Expected Settlement: 15 March, 2007

Disclaimer:
The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, Credit Suisse will arrange to send you the prospectus if you request it by calling toll free 1-800-221-1037.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO
THIS MESSAGE AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES HAVE
BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS MESSAGE HAVING BEEN SENT VIA
BLOOMBERG OR ANOTHER SYSTEM.

                                   SCHEDULE C

                               INITIAL INFORMATION

*** Crusade No. 1 of 2007 DEAL ANNOUNCEMENT - USD/EUR/AUD RMBS***

Cls    Size    Rating (S/M/F)   WAL     Window    Bench  Lead Managers   Status
---  --------  --------------  ----  -----------  -----  --------------  ------
A1   USD1bn      AAA/Aaa/AAA   2.87  Apr 07~July    14    3mL   CS, RBS
A2   Eur750m     AAA/Aaa/AAA   2.87  Apr 07~July    14    3mE   CS, RBS
A3   AUD500m     AAA/Aaa/AAA   2.78  Apr 07~July    14    1mB   CS,RBS,SGB
B    AUD54.6m     AA/--/AA     4.97  Apr 10~July    14    3mB   CS
C    AUD25m       A+/--/AA-    4.90  Apr 10~July    14    3mB   CS

Collateral: Prime Aussie mortgages. 100% LMI. WA LTV: 65%.
            WA Seasoning: 20 months

Roadshow: 28 Feb Sing/HK; 1-5 March Europe; 6 & 7 March US Exp pricing: 8 March
2007 Exp settlement: 15 March 2007
Materials avail: http://sp.csfb.net/sp_csfb/
The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, Credit Suisse will arrange to send you the prospectus if you request it by calling toll free 1-800-221-1037.

CRUSADE GLOBAL TRUST NO. 1 OF 2007

     Form of Certificate pursuant to section 6 of the Underwriting Agreement

[Date: [__________] [___], 2007

Credit Suisse Securities (USA) LLC
   as Representative of the several Underwriters,
Eleven Madison Avenue
New York, NY 10010

I hereby certify that, to the best of my knowledge after reasonable investigation:

     (i)  the representations and warranties of Perpetual Trustees Consolidated
          Limited, in its capacity as trustee of the Crusade Global Trust No. 1 of 2007 (the "Issuer Trustee"), in the Underwriting Agreement dated
          [__________] [___], 2007 among Credit Suisse Securities (USA) LLC, as representative (the "Representative") of the Underwriters listed in
          Schedule A to that agreement (the "Underwriters"), Crusade Management
          Limited, the Issuer Trustee and St.George Bank Limited (the
          "Underwriting Agreement") are true and correct; and

     (ii) the Issuer Trustee has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the
          Underwriting Agreement.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:]